DECLARATION OF INTENTION TO FORM

                                       AND

                            ARTICLES OF INCORPORATION



                    FIDELITY SECURITY LIFE INSURANCE COMPANY


     BE IT KNOW THAT:

     We, the undersigned, being natural persons over twenty-one (21) years of age, hereby declare our intention to organize a joint stock insurance company under Sections 376.010 to 376.675, inclusive, Revised Statutes of Missouri, 1959, as amended, relating to life accidental insurance, and as incorporators and subscribers to shares of such corporation, do hereby adopt the following Articles of incorporation

                                   ARTICLE I
                                   ---------

     The name of the corporation is FIDELITY SECURITY LIFE INSURANCE COMPANY,

                                   ARTICLE II
                                   ----------

     The principal office for the transaction of the business of the corporation shall he located in the City of Kansas City, County of Jackson, State of Missouri,

                                  ARTICLE III
                                  -----------

     The corporation is formed For the following purpose:

To insurance upon the lives of individuals and every assurance pertaining thereto or conducted therewith, to grant, and purchase and dispose of annuities and endowments of every kind and description whatsoever; to provide for contracts of indemnity against death end for weekly or other periodic indemnities for disability occasioned by accident or sickness to the person of the in- of this kind by law and not prohibited by Sections 376.010 to 376.675, Inclusive, Revised Statutes of Missouri, 1959, as amended.

     In order to carry out the purpose for which it is organized, the corporation shall have the Following rights and powers to the extent not inconsistent with nor prohibited by the provisions of law applicable to life insurance companies or applicable to all insurance companies;

     A.   To sue and be sued, complain and defend in any court of law or equity

     B. To have a corporate seal which may be altered at the pleasure of the corporation and to use such seal by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced;

     C. To purchase, hold or convey such real estate as the purposes of the corporation shale require, and to take, hold or convey other property, reel, personal, or mixed, as shall be necessary in the transaction of business, all to the extent permitted by law, and more particularly as provided by Sections 375.320, 375,330 and 375,346. Revised Status of Missouri, 1959 as amended.

     D. To sell, convey, mortgage, loan, pledge or otherwise dispose of and otherwise use and deal in and with shares, or the interests in and obligations of other domestic and foreign corporations associations, partnerships or individuals, all to the extent permitted by law

     E. To sell, lease, exchange or otherwise dispose of all or substantially all of the property and assets if the corporation, with or without the goodwill of the corporation upon such terms and conditions and for such consideration consisting in whole or in part: of money or property, real, or personal, including but not restricted to shares of any other domestic or Foreign corporations as shall be consistent with the provisions of law applicable to such transfers under The, General and Business Corporation Act of Missouri and consistent also with any and all provisions of law applicable to life, health and accident insurance companies and provisions of law appliance to all insurance companies;

     F. To make contracts and incur liabilities which may be appropriate to enable it to accomplish any or all of its purposes to issue its notes, Bonds and other obligations; to issue any of its obligations by-mortgage, deed of trust or pledge of any or all of its property, franchises or income; to issue notes or bonds secured or unsecured; which by their terms are convertible to shares of stock of any class upon such conditions and at such rates or prices as shall be therein provided; to enter into contracts of reinsurance, either as reinsurer otherwise pertaining to life, health and accident insurance to the extent permitted by law to a corporation of this kind; of whatever kind or character from time to time and to lend money for its corporate purposes and to take and hold real and personal property as security for the payment of funds so invested or loaned, all to the extent that such investments and loans may be permitted by the provisions of law applicable to life, health and accident insurance companies or applicable to all insurance companies;

     H. To elect or appoint officers and agents of the corporation and to define their duties and fix their compensation, such officers to consist of a president, one or more Vice-presidents, a Secretary, one or more Assistant Secretary, a Treasurer, and such other officers as the Board of directors may from time to time deem necessary;

     I. To make and alter By-Laws, not inconsistent with these Articles of incorporation or with the laws of this State for administration regulation of the affairs of the corporation;

     J. To terminate its corporate activities and to surrender its corporate franchise;

     K. To make contributions to corporations or other organizations formed for civic, charitable or benevolent purpose or to any incorporated or unincorporated associations, United fund Community funds not operated or used for profit to its Members, but operated for the purposes of raising funds. funds for and of distributing funds to other civic, charitable or benevolent organizations or agencies; and

     L. To have and exercise all of the powers necessary or convenient to effect or accomplish any or all of the purpose for which the corporation was formed; to exercise all powers now or hereafter permitted by law to a corporation of this character, and not prohibited by Sections 376.0l0 to 375.675, inclusive, Revised Statutes of Missouri, 1959, as amended.


                                    ARTICLE IV

     The aggregate number of shares which the corporation shall have authority to issue shall be One Hundred Thousand Shares of a per value of Two Dollars ($2.00) each, amounting in the aggregate to Two hundred Thousand Dollars (200,000.00).


     The stock of this corporation shall be sold to the original purchasers thereof for Six Dollars ($6.00) per share. The number of shares to be issued before the corporation shall commence business is One Hundred Thousand Shares (100,000.00), and the amount with which the corporation shall commence business is Six Hundred Thousand Dollars The stock of this corporation shall be sold to two the original purchasers thereof for Six Dollars ($6.00) per share. The number of shares to be issued before the corporation shall commence business is One Hundred Thousand. Shares (100,000.00), and the amount with which the corporation shall commences business is Six Hundred Thousand Dollars ($600,000.00), consisting of a total Capital of Two Hundred Thousand Dollars ($200,000.00) and a total paid in Surplus of our Four Hundred Thousand Dollars ($400,000.00), Each share of stock nail be entitled to one vote, except that in all elections of directors, each shareholder shall have the right of cumulative voting.

                                   ARTICLE V
                                   ---------

     The property and business of the corporation shall be managed and controlled by a Board of Directors consisting of nine (9) persons, who shall be elected by the shareholders at each annual Meeting of its shareholders. The policyholders as such shall not participate in the selection of the Directors or in the management of the company. Vacancies on the Board of Directors may be filled by a majority of the remaining directors. The Board of Directors is authorized to make, alter, amend, or repeal the By-Laws of the corporation, subject to the power of the shareholders of the corporation to alter or repeal any By-laws made by the Board of Directors. The proper officers of this corporation are authorized to prepare all instruments and to do all things necessary and proper to effectuate the purposes of these articles.

                                  ARTICLE VI

     The duration of the corporation is perpetual.

                                  ARTICLE VII

     The names and places of residence of the corporators of this corporation are as follows:

     Name                          Address
     ----                          -------

Warren D. Gardner             8412 West 88th Terrace
                              Overland Park, Kansas 66212

James P. Mason                Route 1, Box 76
                              Greenwood, Missouri 64034

Thomas W. Kirgis              5447 North Cleveland
                              Kansas City, Missouri 64119

James E. Woodruff             229 West Jewell
                              Kirkwood, Missouri 63122

Donald L. Campbell            6508 Granada Drive
                              Prairie Village, Kansas 66208

Loraine P. Tramill            4236 West 74th Street
                              Prairie Village, Kansas 66208

Violet H. Gruver              10611 Hayden Hill Drive
                              St. Louis, Missouri 63123

Jon W. Hall                    9601 West 96 Street
                              Overland Park, Kansas 66212

M. M. Morrison                Star Route 1, Box 92
                              Branson, Missouri 65616

Forest T. Jones               3518 West 64 Street
                              Prairie Village, Kansas 66208

Dorothy M. Jones              3518 West 64 Street
                              Prairie Village, Kansas 66208

Richard F Jones               3518 West 64 Street
                              Prairie Village, Kansas 66208

Robert E Jones                3518 West 64 Street
                              Prairie Village, Kansas 66208

     In Witness whereof, we have hereunto set our hands this day, 1968.

Warren D. Gardner

James P. Mason

Thomas W Kirgis

James E. Woodruff

Donald L. Cambell

Violet H. Gruver

Loraine F. Tramill

Jon W. Hall

M. M. Morrison

Forest T. Jones

Dorothy M. Jones

Richard F. Jones

Robert E. Jones

State Of Missouri)
                 ) ss:
County Of Jackson)

We, the undersigned, being all the corporators of the above named corporation, being duly sworn, upon our oaths each does say that the above statements and matters set forth in the foregoing Declaration of Intention to from and Articles of Incorporation are true.

Warren D Gardner

James P. Mason

Thomas W. Kirgis

James E Woodruff

Donald L. Cambell

Violet H. Gruver

Loraine F Tramill

Jon W. Hall

M. M. Morrison

Forest T. Jones

Dorothy M. Jones

Richard F. Jones

Robert E. Jones /

Subscribed  and  sworn to  before me this 6th day of  November,  1968.

Mable L. Hurest
Notary Public
My Commission Expires: My commission Expires Oct. 12, 1972.

State of Missouri)
                 )ss:
County of Jackson)

On this 6 day of November, 1969, before me, personally appeared Warren D. Garder, James P. Mason, Thomas W. Kirgis, James E. Woodruff, Donald L. Cambell, Violet H. Gruver, Loraine F. Tramill, Jon W. Hall, M.M. Morrison, Forest T Jones, Dorothy M Jones, Richard F. Jones and Robert E. Jones and Forest T Jones to me known to be the persons described in and who executed the foregoing and acknowledged that they executed the same as their free acts and deeds.

In Witness Whereof, I have hereunto set my hand and affixed my notarial seal the day and year last above stated. Mable L. Hurest Notary Public Filed and Certificate of Incorporation Issued Jan 17, 1969 My Commission Expires: My Commission Expires Oct 12, 1972